Exhibit 24(b)(8.149)

SELLING AND SERVICES AGREEMENT
AND
FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is made and entered into as of this 27th day of June, 2008 by and between ING Life Insurance and Annuity Company (“ING Life”), ING Financial Advisers, LLC
(“ING Financial”) (collectively, “ING”), Royce Fund Services, Inc. (“RFS”), and the registered investment companies listed in Schedule A (the registered investment companies and the specific series and classes of shares listed on Schedule A being referred to as the “Funds”).

WHEREAS, RFS is the distributor for the Funds; and

WHEREAS, the Funds are registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, ING Life is an insurance company that issues annuity contracts to, and/or provides various recordkeeping and other administrative services to, certain plans under Sections
401, 403(b), 457 or 408 of the Internal Revenue Code of 1986, as amended (“Tax Code”), certain nonqualified deferred compensation arrangements, and custodial accounts under Section
403(b)(7) or 408 of the Tax Code (collectively, “Plans”); and

WHEREAS, such Plans may invest in the Funds directly, or alternatively, certain of such
Plans may invest in the Funds indirectly through annuity contracts and funding agreements issued by ING Life (the “Contracts”); and

WHEREAS, ING Life has established separate accounts for all of its Variable Annuity and
Variable Life Accounts and may establish such other accounts as may be set forth in Schedule B attached hereto (the “Separate Accounts”) to serve as an investment vehicle for the Contracts;
and

WHEREAS, ING Life will provide various administrative and shareholder services in connection with the investment by the Plans in the Funds or in the Contracts; and

WHEREAS, ING Financial will distribute to Plans shares of the Funds or units of the
Separate Accounts that may in turn invest in the Funds;

NOW, THEREFORE, it is agreed as follows:

1.	Investment of Plan Assets.

(a) With respect to Plans that invest in the Funds directly, ING Financial represents that it is authorized under the Plans to implement the investment of Plan assets in the name of an appropriately designated nominee of each Plan (“Nominee”) in shares of investment companies or other investment vehicles specified by a sponsor, an investment adviser, an administrative committee, or other fiduciary as designated by a Plan (“Plan Representative”) upon the direction of a Plan participant or beneficiary (“Participant”). The parties acknowledge and agree that selections of particular investment companies or other investment vehicles are made by Plan
Representatives or Participants, who may change their respective selections from time to time in accordance with the terms of the Plan.

Revised as of 06.26.08

(b) With respect to Plans that invest in the Funds indirectly through the Contracts, ING
Life represents that each of the Separate Accounts is a separate account under Connecticut
Insurance law and that it has registered or will register each of the Separate Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the
1940 Act, to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by ING Life to a Separate Account for investment in the shares of one or more specified open-end management investment companies available through that Separate Account as underlying investment media. Selections of a particular investment management company and changes therein from time to time are made by the contract owner or
Participant, as applicable under a particular Contract.

2.	Omnibus Account.

The parties agree that, with respect to each Fund, a single omnibus account held in the name of the Nominee shall be maintained for those Plan assets directed for investment directly in the Fund, and a single omnibus account held in the name of ING Life shall be maintained for those Plan assets directed for investment in the Fund through the Contracts (collectively, the
“Accounts.”) ING Life as issuer of the Contracts or as service agent for the Plans, shall facilitate purchase and sale transactions with respect to the Accounts in accordance with the Agreement.

3.	Services to be Performed by ING.

ING may be responsible for performing shareholder account servicing functions, which shall include without limitation:

(a)	making the funds available under the Contracts or other arrangements offered by ING;
(b)	assisting in processing customer purchase and redemption requests;
(c)	answering customer inquiries regarding account status and history;
(d)	assisting customers in designating and changing dividend options, account designations and addresses;
(e)	adopting and maintaining appropriate security measures for identifying customers;
(f)	providing periodic statements showing a customer’s account balances and, to the extent practicable, integration of such information with other customer transactions otherwise effected with or through the ING;
(g)	furnishing (either separately or on an integrated basis with other reports sent to a customer by ING) statements and confirmations of all purchases and redemption requests as may be required by agreement between ING and the customers;
(h)	processing customer purchase and redemption requests for Shares and placing purchase and redemption instructions with the Funds’ transfer agent, including any designee thereof, (“Transfer Agent”) in the manner described in Section 4 hereof;
(i)	providing subaccounting services and maintaining accurate subaccounting records regarding Shares beneficially owned by customers;

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(j)	updating customer records to reflect dividend payments;
(k)	transmitting proxy statements, annual and semi-annual reports, the Funds’ then current prospectuses (in each case, the “Prospectus”) and other communications from the Funds to customers as may be required by law and by agreement between ING and the customers; and
(l)	providing such other related services upon which RFS and ING may mutually agree.

ING shall provide all personnel, facilities and equipment reasonably necessary in order for it to perform the functions described in this paragraph with respect to its Customers. ING shall exercise reasonable care in performing all such services.

4.	Pricing Information, Orders, Settlement.

(a) RFS will make shares available to be purchased by the Nominee or by ING Life, as applicable, on behalf of the Accounts, at the net asset value applicable to each order; provided, however, that the Plans or the Separate Accounts meet the criteria for purchasing shares of the
Funds at net asset value as described in the Funds’ prospectuses. Fund shares shall be purchased and redeemed on a net basis for such Plans or such Separate Accounts in such quantity and at such time determined by ING or the Nominee to correspond with investment instructions received by ING from contract owners, Plan Representatives or Participants, provided, however, that the Board of Trustees of the Fund (hereinafter the “Trustees” ) may upon reasonable notice to ING, refuse to sell shares of any Funds to any person, or suspend, or terminate the offering of any shares of Funds.

(b) RFS agrees to furnish or cause to be furnished to ING Financial for each Fund: (i)
confirmed net asset value information as of the close of trading (normally 4:00 p.m., East Coast time) on the New York Stock Exchange (“Close of Trading”) on each business day that the New
York Stock Exchange is open for business (“Business Day”) or at such other time as the net asset value of a Fund is calculated as disclosed in the relevant then current prospectus(es) in a format that includes the Fund’s name and the change from the last calculated net asset value, (ii)
dividend and capital gains information as it arises, and (iii) in the case of a fixed income fund, the daily accrual or the distribution rate factor. RFS shall provide or cause to be provided to ING
Financial such information by 6:30 p.m., East Coast time unless extraordinary circumstances are encountered in which case RFS shall notify ING Financial of the delay and shall provide such information no later than 7:00 p.m.

(c) ING Financial, as agent for the Funds solely for the purposes expressed herein shall receive from contract owners, Plan Representatives or Participants for acceptance as of the Close of Trading on each Business Day orders for the purchase of shares of the Funds, exchange orders, and redemption requests and redemption directions with respect to shares of the Funds held by the Nominee or by ING Life on behalf of its Separate Accounts (“Instructions”). In addition, ING Financial shall (i) transmit to RFS such Instructions no later than 9:00 a.m., East
Coast time on the next following Business Day, and (ii) upon acceptance of any such
Instructions, communicate such acceptance to the contract owners, Plan Representatives or Plan
Participants, as appropriate (“Confirmation”). The Business Day on which such Instructions are received in proper form by ING Financial and time stamped by the Close of Trading will be the date as of which Fund shares shall be deemed purchased, exchanged, or redeemed as a result of such Instructions (“Trade Date”).

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Instructions received in proper form by ING Financial and time stamped after the Close of
Trading on any given Business Day shall be treated as if received on the next following Business
Day. ING Financial agrees that all Instructions received by ING Financial, which will be transmitted to RFS for processing as of a particular Business Day, will have been received and time stamped prior to the Close of Trading on that previous Business Day.

(d) ING Financial will wire payment, or arrange for payment to be wired, for such purchase orders, in immediately available funds, to a Fund custodial account or accounts designated by RFS, as soon as possible, but in any event no later than 4:00 p.m., East Coast time on the same Business Day after the Trade Date.

(e) RFS or its designees will wire payment, or arrange for payment to be wired, for redemption orders, in immediately available funds, to an account or accounts designated by ING
Financial, as soon as possible, but in any event no later than 4:00 p.m. East Coast time on the next Business Day on which such redemption orders are made by ING in conformance with
Section 4(c).

(f) In lieu of applicable provisions set forth in paragraphs 4(c) through 4(e) above, the parties may agree to execute orders and wire payments for purchases and redemptions through
National Securities Clearing Corporation’s Fund/SERV System, in which case such activities will be governed by the provisions set forth in Exhibit I to this Agreement. In addition, the parties may also provide pricing information in accordance with Exhibit I.

(g) Upon RFS’s request, ING shall provide copies of historical records relating to transactions between the Funds and the contract owners, Plan Representatives or Participants investing in such Funds, written communications regarding the Funds to or from such persons, and other materials, in each case, as may reasonably be requested to enable RFS or any other designated entity, including without limitation, auditors, investment advisers, or transfer agents of the Funds to monitor and review the services being provided under this Agreement, or to comply with any request of a governmental body or self-regulatory organization or a shareholder. ING also agrees that ING will permit RFS or the Funds, or any duly designated representative to have reasonable access to ING’s personnel and records in order to facilitate the monitoring of the quality of the services being provided under this Agreement.

(h) ING Financial shall assume responsibility as herein described for any loss to RFS or to a Fund caused by a cancellation or correction made to an Instruction by a contract owner, Plan
Representative or Participant subsequent to the date as of which such Instruction has been received by ING Financial and originally relayed to RFS, and ING Financial will immediately pay such loss to RFS or such Fund upon ING Financial’s receipt of written notification, with supporting data.

(i) RFS shall indemnify and hold ING harmless, from the effective date of this
Agreement, against any amount ING is required to pay to contract owners, Plans, Plan
Representatives or Participants due to: (i) an incorrect calculation of a Fund’s daily net asset value, dividend rate, or capital gains distribution rate or (ii) incorrect or late reporting of the daily net asset value, dividend rate, or capital gain distribution rate of a Fund, upon written notification by ING, with supporting data, to RFS.

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In addition, the Fund or RFS shall be liable to ING for systems and out of pocket costs incurred by ING in making a contract owner’s, a Plan’s or a Participant’s account whole, if such costs or expenses are a result of the Fund’s failure to provide timely or correct net asset values, dividend and capital gains or financial information. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a contract owner’s or a Plan’s or a Participant’s account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected.

(j) Each party shall notify the other of any errors or omissions in any information, including a net asset value and distribution information set forth above, and interruptions in or delay or unavailability of, the means of transmittal of any such information as promptly as possible. ING Financial and RFS agree to maintain reasonable errors and omissions insurance coverage commensurate with each party’s respective responsibilities under this Agreement.

5. Fees.
In consideration of the services being provided by ING, RFS and the Funds agree to pay the fees described in the attached Schedule A for so long as this Agreement remains in effect.
The fees shall be paid quarterly and shall be calculated separately for each Fund under each Plan.
ING shall notify the Fund in writing of the amount due and payable hereunder, and shall provide such documentation supporting its calculation as may be reasonably requested by the Fund.
Unless the Fund objects in writing, RFS and the Fund shall pay such fee to ING within 30 days after receiving notice from ING of the amount due and payable. The parties agree that the fees in no way represent payment for investment advisory services.

6. Expenses.

RFS shall make available for reimbursement certain out-of-pocket expenses ING Life incurs in connection with providing shareholder services to contract owners or the Plans. These expenses include printing costs and actual postage paid by ING Life in connection with mailing updated prospectuses, supplements and financial reports to contract owners or Plan
Representatives or Participants for which ING Life provides shareholder services hereunder, and all costs incurred by ING Life associated with proxies for the Fund, including proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage). Except as otherwise agreed in writing, ING shall bear all other expenses incidental to the performance of the services described herein. RFS shall, however, provide ING, or at ING’s request, the Plan, with such sufficient copies of relevant prospectuses for all Participants making an initial Fund purchase as well as relevant prospectuses, prospectus supplements and periodic reports to shareholders, and other material as shall be reasonably requested by ING to disseminate to Plan participants who purchase shares of the Funds.

7. Termination.

This Agreement shall terminate as to the maintenance of the Account:

(a) At the option of either ING Life, ING Financial or RFS upon six (6) months advance written notice to the other parties;

(b) At the option of ING Life or ING Financial, if shares of the Funds are not available for any reason to meet the investment requirements of the Contracts or the Plans; provided, however, that prompt advance notice of election to terminate shall be furnished by the terminating entity;

5 Revised as of 06.25.08

(c) At the option of either ING Financial or RFS, upon institution of formal disciplinary or investigative proceedings against ING Financial, RFS or the Funds by the Financial Industry
Regulatory Authority (“FINRA”), the Securities and Exchange Commission (“SEC”), or any
other regulatory body;

(d) At the option of RFS, if RFS shall reasonably determine in good faith that shares of the Funds are not being offered in conformity with the terms of this Agreement;

(e) At the option of ING, upon termination of the management agreement between the
Fund and its investment adviser; written notice of such termination shall be promptly furnished to ING;

(f) Upon the determination of ING Life to substitute for the Fund’s shares the shares of another investment company in accordance with the terms of the applicable Contracts. ING Life will give 60 days’ written notice to the Fund and RFS of any decision to replace the Fund’s shares;

(g) Upon assignment of this Agreement by any party, unless made with the written consent of all other parties hereto; provided, however, that ING Financial and ING Life may assign, without consent of RFS, their respective duties and responsibilities under this Agreement to any of their affiliates, and provided, further, that ING Financial or ING Life may enter into subcontracts with other dealers for the solicitation of sales of shares of the Funds without the consent of RFS, or

(h) If the Fund’s shares are not registered, issued or sold in conformance with federal law or such law precludes the use of Fund shares as an investment vehicle for the Contracts or the
Plans; provided, however, that prompt notice shall be given by any party should such situation occur.

8. Continuation of Agreement.

Termination as the result of any cause listed in Section 8 hereof shall not affect the Funds’
respective obligations to continue to maintain the Account as an investment option for Contracts then in force for which its shares serve or may serve as the underlying medium, or for Plans electing to invest in the Funds prior to the termination of this Agreement. For avoidance of doubt, servicing fee will continue to be payable under the terms in Section 5 after the termination, for as long as fund assets are held through the contracts or through ING Life’s arrangement with plans.

9. Advertising and Related Materials.

(a) Advertising and literature with respect to the Funds prepared by ING Financial or the
Nominee or its agents for use in marketing shares of the Funds to contract owners or Plans
(except any material that simply lists the Funds’ names) shall be submitted to RFS for confirmation as to the accuracy of such information before such material is used with the general public or any contract owner, Plan, Plan Representative, or Participant.

(b) RFS will provide to ING at least one complete copy of all prospectuses, statements of additional information, annual and semiannual reports and proxy statements, other related documents, and all amendments or supplements to any of the above documents that relate to the
Funds promptly after the filing of such document with the SEC or other regulatory authorities.

6 Revised as of 06.25.08

RFS will also provide to ING an electronic copy of all prospectuses, statements of additional information, annual and semiannual reports, and all amendments or supplements suitable for posting on ING’s websites at our discretion.

(c) RFS will provide via Excel spreadsheet diskette format or in electronic transmission to ING at least quarterly portfolio information necessary to update Fund profiles no earlier than the first week of the second month following the end of each calendar quarter.

10. Proxy Voting.

ING or the Nominee will distribute to contract owners, Plan Representatives or Participants all proxy materials furnished by RFS or its designees for the Funds. ING and the Nominee shall not oppose or interfere with the solicitation of proxies for Fund shares held for such beneficial owners.

11. Indemnification.

(a) ING agrees to indemnify and hold harmless the Funds, RFS and each of their directors, officers, employees, agents and each person, if any, who controls the Funds or their investment adviser within the meaning of the Securities Act of 1933 (“1933 Act”) against any losses, claims, damages or liabilities to which the Funds, RFS or any such director, officer, employee, agent, or controlling person may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) (i) arise out of, or are based upon, the provision of administrative services by ING Life under this Agreement, or (ii) result from a breach of a material provision of this Agreement. ING will reimburse any legal or other expenses reasonably incurred by RFS or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action;
provided, however, that ING will not be liable for indemnification hereunder to the extent that any such loss, claim, damage, liability or action arises out of or is based upon the gross negligence or willful misconduct of RFS or any such director, officer, employee, agent or any controlling person herein defined in performing their obligations under this Agreement.

(b) RFS agrees to indemnify and hold harmless each of ING Financial and ING Life, the
Nominee and each of their directors, officers, employees, agents and each person, if any, who controls ING Financial and ING Life and the Nominee within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which ING Financial or ING Life, the
Nominee, or any such director, officer, employee, agent or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i)
arise out of or are based upon any untrue statement of any material fact contained in the registration statement and prospectus of the Funds or arise out of, or are based upon, the omission or the alleged omission to state a material fact that is necessary to make the statements therein not misleading or (ii) result from a breach of a material provision of this Agreement.
RFS will reimburse any legal or other expenses reasonably incurred by ING Financial or ING
Life, the Nominee, or any such director, officer, employee, agent, or controlling person in connection with investigation or defending any such loss, claim, damage, liability or action;
provided, however, that will not be liable for indemnification hereunder to the extent that any such loss, claim, damage or liability arises out of, or is based upon, the gross negligence or willful misconduct of ING Financial or ING Life, the Nominee or their respective directors, officers, employees, agents, or any controlling person herein defined in the performance of their obligations under this Agreement.

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(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 11. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

This section shall survive after termination of this agreement.

12. Representations and Warranties.

(a) Representations of ING Life. ING Life represents and warrants:

(i) that it (1) is a life insurance company organized under the laws of the State of
Connecticut, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal and state insurance laws, (4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the term of this
Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to it terms; and

(ii) that shares of the Funds are permissible investments to be offered through the
Separate Accounts; and

(iii) that it is authorized under the Plans to (1) provide administrative services to the
Plans and (2) facilitate transactions in the Fund through the Account.

(b) Representations of ING Financial. ING Financial represents and warrants:

(i) that it (1) is a member in good standing of the FINRA, (2) is registered as a broker-dealer with the SEC, and (3) will continue to remain in good standing and be so registered during the term of this Agreement;

(ii) that it (1) is a limited liability company duly organized under the laws of the
State of Delaware , (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal, state and securities laws, (4) is duly registered and authorized to conduct business in every jurisdiction where such registration or authorization is required, and will maintain such registration or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to the terms of this Agreement;

8 Revised as of 06.25.08

(iii) that it is authorized under the Plans to make available investments of Plan assets in the name of the Nominee of each Plan or in the name of ING Life in shares of investment companies or other investment vehicles specified by Plan Representatives or
Participants; and

(iv) that it will not, without the written consent of RFS, make representations concerning shares of the Funds except those contained in the then-current prospectus.

(c) Representations of RFS. RFS represents and warrants:

(i) that the Funds (1) are duly organized under the laws of the various states, (2) are in good standing in such jurisdictions, (3) are in material compliance with all applicable federal, state and securities laws, and (4) are duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required;

(ii) that the shares of the Funds are registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the States where they are registered for sale and all applicable federal, state, and securities laws; that the Funds amend their registration statements under the 1933 Act and the 1940 Act from time to time as required or in order to effect the continuous offering of its shares

(iii) that, each of the Funds have registered and qualified its shares for sale in accordance with the laws of each jurisdiction where it is required to do so, except as set forth on Schedule C to this Agreement;

(iv) that the Funds are currently qualified as regulated investment companies under
Subchapter M of the Internal Revenue Code of 1986, as amended, and will make every effort to maintain such qualification, and that RFS will notify ING Financial and ING Life immediately upon having a reasonable basis for believing that any of the Funds have ceased to so qualify or that any might not qualify in the future;

(v) that RFS (1) is a member in good standing of the FINRA, (2) is registered as a broker-dealer with the SEC, and (3) will continue to remain in good standing and be so registered during the term of this Agreement; and

(vi) that RFS (1) is a corporation duly organized under the laws of the State of New
York (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal, state, and securities laws, (4) is duly registered and authorized in every jurisdiction where such license or registration is required, and will maintain such registration or authorization in effect at all times during the term of this Agreement, and (5)
has full authority to enter into this Agreement and carry out its obligations pursuant to the terms of this Agreement

13. Governing Law.

This Agreement and all the rights and obligations of the parties shall be governed by and construed under the laws of the State of Connecticut to the extent such law is not superseded by federal law without giving effect to the principles of conflicts of laws and the provisions shall be continuous.

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14. Miscellaneous.

(a) Amendment and Waiver. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

(b) Anti-Money Laundering. Each of the parties to this Agreement will establish and maintain programs, policies and procedures as required by federal, state or local law to detect and prevent money laundering. Each party shall cooperate with the others to the extent required by law to facilitate implementation of each other’s anti-money laundering (AML) program, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure compliance with the AML regulations.

(c) Privacy Procedures. ING and RFS each agree that it has procedures in place reasonably designed to protect the privacy of non-public customer information and data relating to the business of the other (including customer names and information), and maintain such information that it may acquire pursuant to this Agreement or in carrying out this Agreement in confidence, and shall not be voluntarily disclosed by either party without the prior written consent of the other party, except as may be required by law or by such party to carry out this
Agreement or an order of an court, governmental agency or regulatory body. This provision shall survive the termination of this Agreement.

(d) Confidentiality. Each party agrees to adopt policies and practices related to the protection of non-public personal information pursuant to SEC Regulation S-P. These policies and practices are designed to comply with Regulation S-P in all material respects, including, but not limited to, the obligation to provide appropriate administrative, technical and physical safeguards reasonably designed to (i) ensure the security and confidentiality of customer records or information; (ii) protect against any anticipated threats or hazards to the security or use of customer records and information; and (iii) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer.

(e) Restrictions on “Excessive Trading.” The Funds have adopted policies designed to prevent frequent purchases and redemptions of any Fund shares in quantities great enough to disrupt orderly management of the corresponding Fund’s investment portfolio. ING Life has adopted its own excessive trading policy. A copy is attached as Exhibit II (the “Policy”). This
Policy became effective and operational on October 16, 2007. ING Life does not monitor trading in fund shares on behalf of, or in accordance with disclosed policies of, any fund groups;
however, ING Life monitors individual Participant and Contract owner trading in accordance with its Policy. ING Life will use its best efforts, and shall reasonably cooperate with RFS and the Funds. Furthermore, ING Life will execute any instructions from RFS or the Funds to restrict or prohibit further purchases or exchanges of Fund shares by an individual Participant or
Contract owner who has been identified by RFS or the Funds as having engaged in transactions in Fund shares that violate market timing policies established by the Funds. The parties shall use their best efforts, and shall reasonably cooperate with each other to prevent future market timing and frequent trading. Additionally, the parties entered into a separate shareholder information agreement on June 27, 2008 effective _June 27, 2008.

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ING Life agrees to provide to the RFS or the Funds certain shareholder identity and transaction information upon the RFS’s or the Fund’s request as provided by the shareholder information agreement executed by both parties. ING Life agrees to continue to monitor and deter excessive trading in the Funds which are available through ING Life’s variable products in accordance with ING Life’s modified excessive trading policy which is attached to and made part of said shareholder information agreement.

(f) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

To ING Financial/ING:

ING Financial Advisers, LLC/ING Life Insurance and Annuity Company
One Orange Way, B3N
Windsor, CT 06095-4774
Attention: Michael Eldredge (860) 580-2591
Worksite Investment Products

To RFS:
Royce Fund Services, Inc.
1414 Avenue of the Americas
New York, NY 10019
Attention: John D. Diederich, President

Any notice, demand or other communication given in a manner prescribed in this Subsection (d)
shall be deemed to have been delivered on receipt.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(h) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this
Agreement by signing any such counterpart.

(i) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(j) Entire Agreement. This Agreement including any Exhibits attached hereto and apart hereof, constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof, and supersedes all prior agreement and understandings relating to such subject matter.

11 Revised as of 06.25.08

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date first written above.

ING LIFE INSURANCE AND ANNUITY COMPANY

By /s/ David A. Kelsey
Name David A. Kelsey
Title VP

ING FINANCIAL ADVISERS, LLC

By /s/ David A. Kelsey
Name David A. Kelsey
Title C.O.O. / VP

ROYCE FUND SERVICES, INC.

By /s/ John D. Diederich
Name John D. Diederich
Title President

THE ROYCE FUND,
[on behalf of each series listed on Schedule A]

By /s/ John D. Diederich
Name John D. Diederich
Title Vice President

12 Revised as of 06.25.08

SCHEDULE A

	TICKER	CUSIP	SERVICE	12B-1	FEE
			ADMINISTRATIVE	FEES	RATE
			RECORDKEEPING
			FEE
Investment Class
Royce Pennsylvania Mutual Fund	PENNX	780905840	___%	None	___%
Royce Micro-Cap Fund	RYOTX	780905709	___%	None	___%
Royce Premier Fund	RYPRX	780905600	___%	None	___%
Royce Low-Priced Stock Fund	RLPHX	780905246	___%	None	___%
Royce Total Return Fund	RYTRX	780905881	___%	None	___%
Royce Heritage Fund	RHFHX	780905238	___%	None	___%
Royce Opportunity Fund	RYPNX	780905832	___%	None	___%
Royce Special Equity Fund	RYSEX	780905782	___%	None	___%
Royce Value Fund	RYVHX	780905220	___%	None	___%
Royce Value Plus Fund	RYVPX	780905741	___%	None	___%
Royce 100 Fund	ROHHX	780905196	___%	None	___%
Royce Dividend Value Fund	RDVIX	780905188	___%	None	___%

Service Class
Royce Pennsylvania Mutual Fund	RYPFX	780905667	___%	___%	___%
Royce Micro-Cap Fund	RMCFX	780905659	___%	___%	___%
Royce Premier Fund	RPFFX	780905634	___%	___%	___%
Royce Low-Priced Stock Fund	RYLPX	780905808	___%	___%	___%
Royce Total Return Fund	RYTFX	780905642	___%	___%	___%
Royce Heritage Fund	RGFAX	780905857	___%	___%	___%
Royce Opportunity Fund	RYOFX	780905758	___%	___%	___%
Royce Special Equity Fund	RSEFX	780905527	___%	___%	___%
Royce Value Fund	RYVFX	780905733	___%	___%	___%
Royce Value Plus Fund	RYVPX	780905741	___%	___%	___%
Royce Technology Value Fund	RYTVX	780905584	___%	___%	___%
Royce 100 Fund	RYOHX	780905519	___%	___%	___%
Royce Discovery Fund	RYDFX	780905477	___%	___%	___%
Royce Financial Services Fund	RYFSX	780905469	___%	___%	___%
Royce Dividend Value Fund	RYDVX	780905436	___%	___%	___%
Royce Global Value Fund	RIVFX	780905329	___%	___%	___%
Royce European Smaller-Companies Fund	RICSX	780905311	___%	___%	___%
Royce SMid-Cap Value Fund	RMVSX	780905154	___%	___%	___%

R Class
Royce Pennsylvania Mutual Fund	RPMRX	780905295	___%	___%	___%
Royce Premier Fund	RPRRX	780905287	___%	___%	___%
Royce Low-Priced Stock Fund	RLPRX	780905279	___%	___%	___%
Royce Total Return Fund	RTRRX	780905261	___%	___%	___%
Royce Heritage Fund	Not Live	780811105	___%	___%	___%
Royce Opportunity Fund	ROFRX	780905253	___%	___%	___%
Royce Value Fund	RVVRX	780905170	___%	___%	___%
Royce Value Plus Fund	RVPRX	780905162	___%	___%	___%
Royce 100 Fund	Not Live	780811204	___%	___%	___%

K Class
Royce Pennsylvania Mutual Fund	Not Live	780811303	___%	___%	___%
Royce Premier Fund	Not Live	780811402	___%	___%	___%
Royce Low-Priced Stock Fund	Not Live	780811501	___%	___%	___%
Royce Total Return Fund	Not Live	780811600	___%	___%	___%
Royce Heritage Fund	Not Live	780811709	___%	___%	___%
Royce Opportunity Fund	Not Live	780811808	___%	___%	___%
Royce Value Fund	Not Live	780811873	___%	___%	___%

		13	Revised as of 06.25.08

	TICKER	CUSIP	SERVICE	12B-1	FEE
			ADMINISTRATIVE	FEES	RATE
			RECORDKEEPING
			FEE
Royce Value Plus Fund	Not Live	780811881	___%	___%	___%
Royce 100 Fund	Not Live	780811865	___%	___%	___%

Institutional Class
Royce Premier Fund	RPFIX	780905683	No Fee	None	No Fee
Royce Low-Priced Stock Fund	RLPIX	780905394	No Fee	None	No Fee
Royce Total Return Fund	RTRIX	780905717	No Fee	None	No Fee
Royce Heritage Fund	Not Live	780905675	No Fee	None	No Fee
Royce Opportunity Fund	ROFIX	780905691	No Fee	None	No Fee
Royce Special Equity Fund	RSEIX	780905535	No Fee	None	No Fee
Royce Value Fund	RVFIX	780905352	No Fee	None	No Fee
Royce Value Plus Fund	RVPIX	780905337	No Fee	None	No Fee
Royce 100 Fund	Not Live	780905493	No Fee	None	No Fee

FEES
As compensation for the services provided under this Agreement, ING will be entitled to receive a fee, computed daily and paid quarterly in arrears, at the annual rates set forth above of the average daily value of the Shares of the Funds owned beneficially by the Plans. For purposes of this schedule, the average daily value of the Shares of each Fund will be based on the net asset value reported by RFS or its designee to ING.

Each Fund will be obligated to pay that portion of the fee designated by it as representing transfer agent, recordkeeping, administrative servicing and/or shareholder servicing fees which the
Fund would otherwise pay if Plan Accounts were direct shareholders of the Fund. RFS, or its designee, will pay any portion of the fee not paid by the Funds. In this regard, the ING acknowledges that RFS’ payments to ING may be funded, in whole or in part, by payments from a
Fund under a plan of distribution adopted by that Fund pursuant to Rule 12b-1 under the
Investment Company Act of 1940 (12b-1 Plan); if this is the case, ING will provide such information to RFS as is reasonably necessary for it to comply with its obligations under the 12b-1
Plan, including, but not limited to, obligations to make disclosures to the board(s) of trustees of the
Fund. The amount of the fee attributable to service/recordkeeping/administrative services and to services payable pursuant to a Fund’s 12b-1 plan are noted in the chart above.

14 Revised as of 06.25.08

Schedule B

For any additional separate accounts

15 Revised as of 06.25.08

Schedule C

Funds/Classes below ARE NOT registered for sale in the following states/jurisdictions:

Service Class

Royce Pennsylvania Mutual Fund – DC, IA, ME, MS, MT, ND, NM, OK, PR, SD, TN, VA, VT, WA
Royce Micro-Cap Fund – DC, HI, IA, MA, ME, MI, MS, MT, ND, NM, OK, PR, SD, TX, VT, WI, WV
Royce Premier Fund – HI, MD, ME, MI, MS, MT, NM, PR, SD, TN, VT, WA
Royce Opportunity Fund – DC, ME, MS, MT, ND, NM, OK, PR, SD, TN, VT, WA, WV
Royce Special Equity Fund – AZ, DC, MD, ME, MI, MS, MT, ND, NM, OK, PR, SD, TN, TX, VT, WA, WV
Royce Discovery Fund – AR, DE, IA, ID, NM, PR, SC, SD, VT, WV
Royce Financial Services Fund – AK, DC, MS, MT, ND, NM, PR, VT, WA, WI, WV
Royce Dividend Value Fund – DC, ID, MS, ND, NM, PR, SC, WV

R Class

Royce Pennsylvania Mutual Fund – AZ, TN
Royce Premier Fund – AZ, TN
Royce Low-Priced Stock Fund – AZ, TN
Royce Total Return Fund – AZ, TN
Royce Heritage Fund – AZ, TN
Royce Opportunity Fund – AZ, TN
Royce Value Fund – AZ, TN
Royce Value Plus Fund – AZ, TN
Royce 100 Fund – AZ, TN

K Class

Royce Pennsylvania Mutual Fund – AZ, TN
Royce Premier Fund – AZ, TN
Royce Low-Priced Stock Fund – AZ, TN
Royce Total Return Fund – AZ, TN
Royce Heritage Fund – AZ, TN
Royce Opportunity Fund – AZ, TN
Royce Value Fund – AZ, TN
Royce Value Plus Fund – AZ, TN
Royce 100 Fund – AZ, TN

Institutional Class

Royce Premier Fund – AZ, TN
Royce Low-Priced Stock Fund – AZ, TN
Royce Total Return Fund – TN
Royce Heritage Fund – Not Live
Royce Opportunity Fund – AZ, TN
Royce Special Equity Fund – AZ, TN
Royce Value Fund – AZ, TN
Royce Value Plus Fund – AZ, TN
Royce 100 Fund – Not Live

16 Revised as of 06.25.08

EXHIBIT I
To
SELLING AND SERVICES AGREEMENT and FUND PARTICIPATION AGREEMENT

Procedures for Pricing and Order/Settlement Through National Securities Clearing Corporation’s
Mutual Fund Profile System and Mutual Fund Settlement, Entry and Registration Verification
System

1. As provided in Section 4 of the Selling and Services Agreement and Fund Participation
Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National Securities Clearing
Corporation (“NSCC”) and its subsidiary systems as follows:

(a) RFS or the Funds will furnish to ING Financial or its affiliate through NSCC’s Mutual Fund
Profile System (“MFPS”) as well as via fax directly to ING at 860-580-0413 (1) the most current net asset value information for each Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund’s ex-date, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor.
All such information shall be furnished to ING Financial or its affiliate by 6:30 p.m. Eastern
Time on each business day that the Fund is open for business (each a “Business Day”).
Changes in pricing information will be communicated to both NSCC and ING Financial or its affiliate.

(b) Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund’s net asset value is calculated as specified in such Fund’s prospectus (“Close of Trading”) on each Business Day (“Instructions”), and upon its determination that there are good funds with respect to Instructions involving the purchase of
Shares, ING Financial or its affiliate will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from Instructions received by ING Financial or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC’s Mutual Fund Settlement, Entry and
Registration Verification System (“Fund/SERV”) by 5:00 a.m. Eastern Time on the next
Business Day. Subject to ING Financial’s or its affiliate’s compliance with the foregoing,
ING Financial or its affiliate will be considered the agent of RFS and the Funds, and the
Business Day on which Instructions are received by ING Financial or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by ING Financial or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day.
Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund’s then current prospectuses.

(c) ING Financial or its affiliate will wire payment for net purchase orders by the Fund’s NSCC
Firm Number, in immediately available funds, to an NSCC settling bank account designated by ING Financial or its affiliate no later than 5:00 p.m. Eastern time on the same Business
Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

17 Revised as of 06.25.08

(d) NSCC will wire payment for net redemption orders by Fund, in immediately available funds, to an NSCC settling bank account designated by ING Financial or its affiliate, by 5:00 p.m.
Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Fund’s prospectus and statement of additional information.

(e) With respect to (c) or (d) above, if RFS does not send a confirmation of ING Financial’s or its affiliate’s purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day’s payment cycle, payment for such purchases or redemptions will be made the following Business Day.

(f) If on any day ING Financial or its affiliate or RFS is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to RFS or to ING Financial or its affiliate, as applicable, as is otherwise provided in Section 4 of the Agreement.

(g) These procedures are subject to any additional terms in each Fund’s prospectus and the requirements of applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund.

2. ING Financial or its affiliate, RFS and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by
NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.

18 Revised as of 06.25.08

EXHIBIT II

ING “EXCESSIVE TRADING” POLICY

The ING Family of insurance	1. ING actively monitors fund transfer	2.	If ING determines that an individual
companies (“ING”), as providers	and reallocation activity within its		has made a purchase of a fund
of multi-fund variable insurance	variable insurance and retirement		within 60 days of a prior round-trip
and retirement products, has	products to identify Excessive		involving the same fund, ING will
adopted this Excessive Trading	Trading.		send them a letter warning that
Policy to respond to the demands			another sale of that same fund
of the various fund families which	ING currently defines Excessive Trading as		within 60 days of the beginning of
make their funds available			the prior round-trip will be deemed
through our variable insurance	a. More than one purchase and		to be Excessive Trading and result
and retirement prod-ucts to	sale of the same fund (including		in a six month suspension of their
restrict excessive fund trading	money market funds) within a 60		ability to initiate fund transfers or
activity and to ensure compliance	calendar day period (hereinafter,		reallocations through the Internet,
with Section 22c-2	a purchase and sale of the same		facsimile, Voice Response Unit
of the Investment Company Act	fund is referred to as “round-		(VRU), telephone calls to the ING
of 1940, as amended. ING’s	trip”). This means two or more		Customer Service Center, or other
current definition of Excessive	round-trips involving the same		electronic trading medium that
Trading and our policy with	fund within a 60 calendar day		ING may make available from time
respect to such trading activity	period would meet ING’s		to time (“Electronic Trading
is outlined below.	definition of Excessive Trading:		Privileges”). Likewise, if ING
	or		determines that an individual has
	b. Six round-trips within a twelve		made five round-trips within a twelve
	month period.		month period, ING will send them a
letter warning that another purchase
	The following transactions are excluded		and sale of that same fund within
	when determining whether trading		twelve months of the initial purchase
	activity is excessive:		in the first round-trip in the prior
	a. Purchases or sales of shares		twelve month period will be deemed
	related to non-fund transfers		to be Excessive Trading and result in
	(for example, new purchase		a six month suspension of their
	payments, withdrawals and		Electronic Trading Privileges.
	loans);		According to the needs of the
various business units, a copy of the
	b. Transfers associated with		warning letters may also be sent, as
	scheduled dollar cost averaging,		applicable, to the person(s) or entity
	scheduled rebalancing or		authorized to initiate fund transfers
	scheduled asset allocation		or reallocations, the agent/registered
	programs;		representative or investment adviser
	c. Purchases and sales of fund		for that individual. A copy of the
	shares in the amount of $5,000		warning letters and details of the
	or less;		individual’s trading activity may
also be sent to the fund whose shares
	d. Purchases and sales of funds that		were involved in the trading activity.
affirmatively permit short-term
trading in their fund shares, and
movement between such funds
and a money market fund; and

e. Transactions initiated by a member of the ING family of insurance companies.

ING Logo

ING “EXCESSIVE TRADING” POLICY

3. If ING determines that an individual	4. Following the six month suspension	6.	Each fund available through ING’s
has used one or more of its products	period during which no additional		variable insurance and retirement
to engage in Excessive Trading,	Excessive Trading is identified,		products, either by prospectus or
ING will send a second letter to the	Electronic Trading Privileges may		stated policy, has adopted or may
individual. This letter will state that	again be restored. ING will continue		adopt its own excessive/frequent
the individual’s Electronic Trading	to monitor the fund transfer and		trading policy. ING reserves the
Privileges have been suspended for a	reallocation activity, and any future		right, without prior notice, to
period of six months. Consequently,	Excessive Trading will result in an		implement restrictions and/or
all fund transfers or reallocations,	indefinite suspension of the		block future purchases of a fund
not just those which involve the fund	Electronic Trading Privileges.		by an individual who the fund
whose shares were involved in the	Excessive Trading activity during		has identified as violating its
Excessive Trading activity, will then	the six month suspension period		excessive/frequent trading policy.
have to be initiated by providing	will also result in an indefinite		All such restrictions and/or
written instructions to ING via	suspension of the Electronic		blocking of future fund purchases
regular U.S. mail. During the six	Trading Privileges.		will be done in accordance with
month suspension period, electronic			the directions ING receives from
“inquiry only” privileges will be	5. ING reserves the right to limit fund		the fund.
permitted where and when possible.	trading or reallocation privileges
A copy of the letter restricting future	with respect to any individual, with
transfer and reallocation activity to	or without prior notice, if ING
regular U.S. mail and details of the	determines that the individual’s
individual’s trading activity may also	trading activity is disruptive,
be sent to the fund whose shares	regardless of whether the individual’s
were involved in the Excessive	trading activity falls within the
Trading activity.	definition of Excessive Trading set
forth above. Also, ING’s failure to
send or an individual’s failure to
receive any warning letter or other
notice contemplated under this
Policy will not prevent ING from
suspending that individual’s Electronic Trading Privileges or taking any other action provided
for in this Policy.

www.ing.com/us www.ingretirementplans.com
Insurance products, annuities and retirement plan funding that are issued by (third party administrative services may also be provided by) ING Life Insurance and Annuity
Company and ReliaStar Life Insurance Company are distributed by ING Financial Advisers, LLC (member SIPC). One Orange Way, Windsor, CT 06095-4774. These companies are wholly owned, indirect subsidiaries of ING Groep N.V. Securities may also be distributed through other broker-dealers with which ING has selling agreements. Insurance obligations are the responsibility of each individual company. Products and services may not be available in all states.
©2007 North America Insurance Company C07-0613-002 (6/07)

PDF.M.S.MS.1796 (8/07)	Retirement Insurance Investments	ING Logo